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                                                                  Exhibit 99(a)

NEWS RELEASE
                                                                       CONTACT:
March 25, 1999                                               Gregory T. Caswell
                                          President and Chief Executive Officer
                                                                 Dennis D. Byrd
                                                   Vice President and Treasurer
                                                                 (207) 774-5000

FOR IMMEDIATE RELEASE
NASDAQ:FCME                                       WEBSITE: www.firstcoastal.com

     FIRST COASTAL CORPORATION ANNUAL MEETING WILL BE HELD ON MAY 18, 1999

     WESTBROOK, MAINE -- First Coastal Corporation (the "Company"), the parent company of Coastal Bank, announced today that the Company's 1999 annual meeting of stockholders will be held on Tuesday, May 18, 1999 at 10:00 a.m. (Eastern time) at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine.

     The record date for stockholders to vote at the meeting is April 15, 1999.

     First Coastal Corporation is a Maine-based $191 million bank holding company with Coastal Bank, an FDIC insured, Maine state-chartered savings bank as its sole operating subsidiary. Coastal Bank currently has eight banking offices located in Brunswick (2), Freeport, Kennebunk, Portland, Saco, Topsham and Westbrook.